                                                                    EXHIBIT 10.2






                           ROYALTY JOINT VENTURE II











                                                             Dated: May 10, 1994

                               TABLE OF CONTENTS

                            ROYAL JOINT VENTURE II

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                                                                                                  Page
                                                                                                  ----

                                              ARTICLE I.


ORGANIZATIONAL MATTERS

1.1             Formation.....................................................................     1
1.2             Name..........................................................................     1
1.3             Principal Place of Business...................................................     1
1.4             Filings.......................................................................     1
1.5             Term..........................................................................     1
1.6             Representations, Warranties and Agreements....................................     1

                                              ARTICLE II.

DEFINITIONS...................................................................................     2

                                              ARTICLE III.

PURPOSE.......................................................................................     6

                                              ARTICLE IV.

CAPITAL CONTRIBUTIONS

4.1             Initial Capital Contributions.................................................     7
4.2             Additional Capital Contributions..............................................     7
4.3             Capital Accounts..............................................................     7
4.4             Interest on Contributions.....................................................     8
4.5             No Withdrawal of Capital Contributions........................................     8
4.6             Obligation to Restore Negative Capital Accounts...............................     8


                                              ARTICLE V.

ALLOCATIONS OF INCOME AND LOSS

5.1             Income and Loss...............................................................     9
5.2             Corrective Allocations........................................................     9
5.3             Minimum Gain Chargeback.......................................................     9
5.4             Transfer of Interest..........................................................     9
5.5             Special Allocation............................................................     9

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                                       i

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                                              ARTICLE VI.



CURRENT DISTRIBUTIONS AND RELATED MATTERS

6.1             Cash Distributions............................................................       10
6.2             Distribution of Non-Operating Interests.......................................       10
6.3             Property Distributions........................................................       11
6.4             Pro Rata Distributions........................................................       11

                                              ARTICLE VII.

RIGHTS, POWERS AND DUTIES OF THE VENTURERS

7.1             General.......................................................................       12
7.2             Authority and Duties of the Managing Venturer.................................       12
7.3             Reliance by Third Parties.....................................................       14
7.4             Management Personnel..........................................................       14
7.5             Absence of Authority of Managing Venturer.....................................       14
7.6             Restrictions of the Authority of the Managing Venturer........................       14
7.7             Authority, Rights and Duties of the Limited Partnership.......................       16
7.8             Compensation and Reimbursement of Managing Venturer...........................       16
7.9             Compensation and Reimbursement of Royalty.....................................       17
7.10            Outside Activities............................................................       17
7.11            Joint Venture Funds...........................................................       18
7.12            Other Matters Concerning Managing Venturer....................................       18

                                              ARTICLE VIII.

TRANSFERABILITY OF VENTURER'S INTEREST........................................................       18

                                              ARTICLE IX.

INCOME TAX MATTERS

9.1             Preparation of Tax Returns....................................................       19
9.2             Organizational Expenses.......................................................       19
9.3             Taxation as a Partnership.....................................................       19
9.4             Tax Matters Partner...........................................................       19

                                              ARTICLE X.

ACCOUNTING PROCEDURES; REPORT AND INFORMATION

10.1            Fiscal Year...................................................................       19
10.2            Financial Records.............................................................       19
10.3            Financial Reports.............................................................       20
10.4            Tax Reports...................................................................       20

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                                      ii

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                                              ARTICLE XI.


DISSOLUTION, LIQUIDATION AND TERMINATION

11.1            Events Causing Dissolution....................................................    20
11.2            Liquidating Agent.............................................................    20
11.3            Terminating Distributions and Matters.........................................    21
11.4            Allocation of Liquidating Distributions.......................................    22
11.5            Indemnification of the Liquidating Agent......................................    22
11.6            Certain Powers and Rights of the Liquidating Agent............................    23
11.7            Complete Distribution.........................................................    23

                                              ARTICLE XII.

AMENDMENTS AND CONSENTS

12.1            Amendments....................................................................    23
12.2            Method of Giving Consent......................................................    23

                                              ARTICLE XIII.

INDEMNIFICATION AND LIABILITY

13.1            Indemnification...............................................................    23
13.2            Indemnity Limitations.........................................................    26
13.3            Limitations on Liability......................................................    26
13.4            Procedure for Indemnification.................................................    27
13.5            Contribution of Net Proceeds from any Claim...................................    27
13.6            Reimbursement.................................................................    27
13.7            Third Party Beneficiaries.....................................................    28

                                              ARTICLE XIV.

EFFECTIVE DATE AND GENERAL PROVISIONS

14.1            Effective Date................................................................    28
14.2            Scope.........................................................................    28
14.3            Binding Effect................................................................    28
14.4            Headings......................................................................    28
14.5            Waiver of Rights to Partition.................................................    28
14.6            Violation.....................................................................    28
14.7            Severability..................................................................    28
14.8            Counterparts..................................................................    29
14.9            Applicable Laws...............................................................    29
14.10           Liability.....................................................................    29
14.11           Notices.......................................................................    29


                            JOINT VENTURE AGREEMENT


        This Joint Venture Agreement (the "Agreement") is entered into as of the date indicated on the signature page hereto by and between Edge Joint Venture II (herein called "Managing Venturer") and Essex Royalty Limited Partnership II, a Connecticut Limited Partnership ("Royalty" or the "Limited Partnership").

                                  ARTICLE I.

                            ORGANIZATIONAL MATTERS


        1.1 FORMATION. The Venturers hereby associate themselves in the formation of a joint venture (the "Joint Venture"), pursuant to the provisions of the Texas Uniform Partnership Act, Tex. Rev. Civ. Stat. Ann. Art. 6132b, as from time to time amended (the "Act").

        1.2 NAME. The name of the Joint Venture shall be the Essex Royalty Joint Venture II, and it may also be referred to as the Essex Royalty Partnership. Moreover, the Joint Venture's business may be conducted under any other name or names deemed advisable by the Managing Venturer.

        1.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Joint Venture shall be Houston, Texas.

        1.4 FILINGS. The Venturers agree to immediately execute all such certificates and other documents as may be necessary for the Managing Venturer to accomplish all filing, recording, publishing and other acts as may be necessary or appropriate to comply with all requirements for the formation, preservation and operation of the Joint Venture as a general partnership (or equivalent business organization) in all states of the United States in which the Joint Venture may conduct its business prior to the actual conduct of such business in any such state.

        1.5 TERM. The Joint Venture shall be effective as of the date hereof for all purposes, and shall continue in full force and effect until December 31, 1997, unless sooner dissolved and terminated pursuant to the terms hereof (the "Term"). Thereafter, during the Wind-Up Period, the Joint Venture shall engage in Winding Up its business and affairs.

        1.6     REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                (a) The Managing Venturer represents and warrants that it is a joint venture which has been duly formed under the laws of the State of Texas, and is validly existing and in good standing with all requisite power to carry on its business.

                (b) Royalty represents that it is a limited partnership, which has been formed under the laws of the State of Connecticut, with Napamco, Ltd., a Connecticut corporation, and Napamco Ltd., a New York Corporation, as the general partners, and that it is validly existing and in good standing with all requisite power to carry on its business.

                (c) Each Venturer represents and agrees to furnish the other with any and all information which shall be reasonably requested, and to afford the other the opportunity to ask questions of and receive answers from the other and to obtain any additional information (to the extent such information is accessible or can be obtained without unreasonable effort or expense).

                (d) Each Venturer respectively represents and warrants for itself that (i) the execution and delivery by it of this Agreement, and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or partnership action as the case may be, and (ii) this Agreement constitutes the valid and binding obligation of each respective Venturer enforceable against it in accordance with its terms, subject to (x) the principles of equity; and
        (y) bankruptcy, insolvency, and other laws relating to creditors' rights.

                (e) The Limited Partnership represents, warrants and covenants that (a) it has requested from its prospective limited partners appropriate information in the form of investor certifications for the purpose of verifying that such investors are "accredited investors" as defined in SEC Reg D; (b) it has used its best efforts to assure that its offering of limited partnership interests is in compliance with Reg D, or with Section 4(2) or 3(b) of the Securities Act of 1933, as amended, and any applicable state blue sky laws; and (c) it has imposed upon the holders of limited partnership interests sufficient transfer limitations on the interests in order that the offering of limited partnership interests in the Royalty complies with Reg D.

                                  ARTICLE II.

                                  DEFINITIONS

        When used herein, the following words shall have the meaning assigned to them:

        "ADDITIONAL CAPITAL CONTRIBUTION" means the amount of additional cash the Venturers contribute to the capital of the Joint Venture, including amounts provided in Section 4.2.

        "AFFILIATE" means, when used with reference to a specified Venturer, (a) any Person directly or indirectly controlling, controlled by, or under common control with such Venturer; (b) any officer, director or partner of such Venturer; and (c) any Person in which a Venturer is a general partner.

        "CAPITAL CONTRIBUTIONS" means for any Venturer, the Initial Capital Contribution and Additional Capital Contribution of such Venturer (or the predecessor holder of the Interest of such Venturer).

        "CODE" means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

        "EDGE GROUP I" means the Edge Group General Partnership, a general partnership with Edge I Limited Partnership, Edge II Limited Partnership and Edge III Limited Partnership, as the general partners thereof, and John Sfondrini, as the managing partner.

        "EDGE JOINT VENTURE II" means the general partnership with Edge Group II Limited Partnership, Edge Petroleum Corporation, Gulfedge Limited Partnership and Edge Group I as Venturers, formed pursuant to a Joint Venture Agreement dated as of April 8, 1991. Edge Joint Venture II will be the Managing Venturer of the Essex Royalty Joint Venture.

        "EFFECTIVE DATE" means the date when this Agreement is executed by both Venturers.

        "INCAPACITY" or "INCAPACITATED" means, with respect to any Venturer, (i) the filing of a petition in bankruptcy, or (ii) the dissolution or termination (other than by merger or consolidation), as the case may be, unless, in the case of a dissolution, such Venturer is reconstituted and its business continued as provided in its organizational documents.

        "INITIAL CAPITAL CONTRIBUTIONS" means the cash amount contributed to the Joint Venture by the Venturers as provided in Section 4.1.

        "LEASES" means full or partial interests in the leasehold estate in oil and gas leases covering oil, gas and other mineral rights, including applications for federal and state leases, fee rights, licenses, concessions or other rights authorizing the owner to explore for, drill, produce and sell oil, gas and other hydrocarbons, as well as rights to share in revenues from such activities and interests, and contractual rights to acquire any such interest.

        "MANAGING VENTURER" means Edge Joint Venture II.

        "MINERAL INTEREST" means an interest in the fee mineral estate in the land, is typically severed from the surface estate by prior grant or reservation, and may be leased or unleased. Unlike a royalty interest, a mineral interest includes the right to go upon the land for the purpose of prospecting for, drilling, severing, and removing therefrom oil, gas or other specified minerals. A mineral interest also includes the executive leasing right, ie., the right to execute an oil and gas lease to a third party operator who will drill a well. The owner of a mineral interest has the right to receive a fractional share of the oil and gas or other minerals produced from the premises as well as any delay rentals, bonuses or royalties paid pursuant to an oil and gas lease. The owner of the mineral interest also has the right to receive the reversionary interest after termination of the oil and gas lease covering the interest.

        "NON-OPERATING INTEREST" means an interest in oil and gas property that does not entitle its holder(s) to participate in decisions concerning the testing, drilling, completion, operation or abandonment of the property and all such decisions are controlled by the holder(s) of the Working Interest in such property. Non-Operating Interests include Royalty Interests, Overriding Royalty Interests, Net Profits Interests, and Production Payments, as well as oil payment, calls on production and other miscellaneous interests similar to the foregoing. It would not include Working Interests or Mineral Interests not subject to an oil and gas lease since these interests bear a share of the cost and risk of testing, drilling, completing, operating and abandoning of the property.

        "NONPROPRIETARY SEISMIC" means seismic data purchased or obtained from third parties where the purchaser obtains the right to use such data, but may not sell it.

        "NOTIFICATION" means a writing containing the information required by this Agreement to be communicated to any Person, sent by registered or certified United States mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the mailing being deemed the date of the giving of Notification; provided, however, that any communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

        "OLD JOINT VENTURE" means the old Edge Joint Venture between Edge Petroleum Partnership and Edge Group I, evidenced by that certain Operating Agreement dated July 1, 1987.

        "PARTNERSHIP INTEREST" means the entire ownership interest of a Venturer in the Joint Venture at any particular time, including the rights and obligations of such Venturer under this Agreement and the Act.

        "PERSON" means any individual, partnership, corporation, trust or other entity.

        "PROPRIETARY SEISMIC" means seismic data other than Nonproprietary Seismic.

        "PROSPECT" means a geographical and/or geological area deemed by the Managing Venturer to be prospective for the accumulation of production of oil, gas, condensate, or other hydrocarbons, or an interest therein.

        "RESERVES" means the rights to ownership of oil and gas or other hydrocarbon interests, whether by virture of a working interest, royalty interest, net profits interest, production payment right, back in, carried interests, and any other similar type rights.

        "ROYALTY ACRE" means the number of acres of land in which the landowner owns a full one-eighth (1/8) royalty, i.e., if a tract of 100 acres is leased for one-eighth (1/8) royalty, the landowner owns 100 Royalty Acres. If the landowner had leased for one-fourth (1/4) royalty, he owns 200 Royalty Acres. If the landowner had previously conveyed away a one-sixteenth (1/16) royalty interest in the land and then leased it for one-eighth (1/8) royalty, he would own a 1/16 royalty interest or 50 Royalty Acres.

        "ROYALTY INTERESTS AND OVERRIDING ROYALTY INTERESTS" are rights to receive a certain part of the oil and gas or income therefrom, from oil and gas properties, such as Leases or producing wells, without regard to participation in the costs of finding and producing such income. Such interests have no right to explore, drill, or develop the land, to execute oil and gas leases or to receive bonuses or rentals. Royalty Interests are typically reserved to the landowner when the land is leased to a third party operator and are defined by the terms of the Lease. They may also be created by prior conveyance or reservation in the chain of title and may be limited to a term of years or for so long as there is production or may be perpetual. Overriding Royalty Interests are carved out of a Working Interest, and their duration is limited by the term of the Lease under which they are created.

        "SHARING RATIOS" means as to each Venturer, as set forth on Exhibit A. After the occurrence of a Sharing Ratio Shift, the Sharing Ratios of the Venturers will be as set forth on Exhibit A.

        "SHARING RATIO SHIFT" is that point in time, whether such occurs during the Term hereof, or during the Wind-Up Period, but not before January 15, 1996 when the aggregate amount of (a) cash actually distributed to the Limited Partnership and/or (b) Non-

Operating Interests actually distributed to the Limited Partnership subject to the limitations of and valued as set forth in paragraph 6.3 below, equals 100 percent of the amount of its Capital Contribution to the Venture. Upon the occurrence of a Sharing Ratio Shift, all subsequent distributions based upon Sharing Ratios shall be made based upon Sharing Ratios after the Sharing Ratio Shift.

     "SIMULATED DEPLETION DEDUCTIONS" means the simulated depletion allowance computed by the Joint Venture with respect to each oil and gas property by using either the cost depletion method or the percentage depletion method (computed in accordance with Code Section 613 at the rates specified in Section 613(c) (5) without regard to the limitation of Section 613A, which theoretically could apply to any partner) for each taxable year that the property is owned by the Joint Venture and subject to depletion, in accordance with Treas. Reg. Section 1.704-1 (b) (2) (iv) (k).

     "SIMULATED GAINS" and "SIMULATED LOSSES" means, respectively, the simulated gains or simulated losses computed by the Joint Venture with respect to its oil and gas properties pursuant to Treas. Reg. Section 1.704-1 (b) (2)
(iv) (k).

     "TAXABLE PERIOD" means each calendar year which begins hereafter.

     "WINDING-UP" means the period, not to exceed six months, during which the affairs of the Royalty Joint Venture are terminated and the liquidation and sale of the assets of the Royalty Joint Venture is accomplished, such process commencing when the Royalty Joint Venture is dissolved for any reason.

     "WIND-UP PERIOD" means a period not to exceed six (6) months during which Winding-Up of the affairs of the Joint Venture shall occur.

     "WORKING INTEREST" means the operating or leasehold interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land which entitles the owner to explore for, drill, produce and sell oil, gas and other minerals covered by such lease or other property interest.

                                 ARTICLE III.

                                    PURPOSE

     The purpose of the Joint Venture is to engage in the business of purchasing Non-Operating Interests in oil and gas properties within the domestic United States and off-shore state waters.

                                  ARTICLE IV.

                             CAPITAL CONTRIBUTIONS

     4.1 INITIAL CAPITAL CONTRIBUTIONS. Upon the execution of this Agreement, Royalty shall contribute $ ______________ to the Venture.

     4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Royalty shall have the right to contribute up to an additional $ ____________ provided such amount is paid on or before January 15, 1996.

     Other than the foregoing, there shall be no obligation on the part of any Venturer to make any capital contributions or additional capital contributions to the Joint Venturer.

     4.3  CAPITAL ACCOUNTS.

          (a) A capital account shall be established for each Venturer which shall consist of the cash amount of such Venturer's Initial Capital Contribution increased by (i) the cash amount of any Additional Capital Contributions made by such Venturer to the Joint Venture pursuant to this Agreement, and (ii) all net income and gains allocated to such Venturer pursuant to Sections 5.1, 5.3 and 5.4; and decreased by (x) the cash or fair market value of property distributed to such Venturer pursuant to this Agreement, and (y) all net losses and deductions, allocated to such Venturer pursuant to Sections 5.1 and 5.3.

          (b) A Venturer's Capital Account shall be increased by the amount of Simulated Gains allocated to such Venturer, and decreased by the amount of simulated Depletion Deductions and Simulated Losses allocated to such Venturer. Simulated Depletion shall be allocated to the Venturer in the same proportion as such Venturers were properly allocated the adjusted tax basis of such property. The aggregate Capital Account adjustments for simulated percentage depletion allowances with respect to an oil and gas property of the Joint Venture shall not exceed the aggregate adjusted tax basis allocated to the Venturer with respect to such property. The Capital Accounts of the Venturers shall be adjusted upward by the amount of any Simulated Gain in proportion to such Venturer's allocable shares of the portion of the total amount realized from the disposition of such property that exceeds the Joint Venture's simulated adjusted basis in such property. The Capital Accounts of such Venturers shall be adjusted downward by the amount of any Simulated Loss in proportion to such Venturers' allocable share of the total amount realized from the disposition of such property that represents recovery of the Joint Venture's simulated adjusted basis in such property.

     (c) Upon the occurrence of a Sharing Ratio Shift, the contribution of additional money or property to the Joint Venture (other than in accordance with the then Sharing Ratios of the Venturers), the admittance of an additional Venturer, distribution of property to a Venturer (other than in accordance with the then Sharing Ratios of the Venturers), or upon liquidation, the Venturers' Capital Accounts shall be adjusted to reflect a revaluation of Joint Venture property. The adjustment shall be based on the fair market value of the property as of the adjustment date as determined in Section 6.3. Any such adjustments shall be allocated among the Venturers as provided in Sections 5.1 and 5.3. Capital Accounts shall be adjusted in accordance with Treas. Reg.
Section 1.704-1 (b) (2) (iv) (g) for allocation of depreciation, depletion, amortization, and gains or loss as computed for book purposes with respect to such property. The Joint Venture's distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes with respect to such property, shall take account of the variation between the adjusted tax basis and book value of such property in the same manner as required by Code Section 704 (c) with respect to contributed property.

     (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1 (b) (2) (iv), and shall be interpreted and applied in a manner consistent with such Regulations. The Venturers also shall make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Venturers and the amount of Joint Venture capital reflected on the Joint Venture's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1 (b) (2) (iv) (q).

     4.4 INTEREST ON CONTRIBUTIONS. The Venturers shall receive no interest on their contributions to the capital of the Joint Venture.

     4.5 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS. No Venturer shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Joint Venture, except as provided in Articles VI and XII.

     4.6 OBLIGATION TO RESTORE NEGATIVE CAPITAL ACCOUNTS. If there should be a deficit in any Venturer's capital account after taking into account all capital account adjustments, the Venturer shall be required to make a Capital Contribution equal to the deficit amount. Such contribution shall be made not later than the end of the taxable year in which such Venturer's interest is liquidated or, if later, within 90 days of the date of such liquidation.

                                  ARTICLE V.

                        ALLOCATIONS OF INCOME AND LOSS

     5.1 INCOME AND LOSS. Except as provided in Sections 5.3 or 5.4, all net income, gains, losses and deductions (or items thereof) for each Taxable Period shall be allocated to the Venturers in accordance with their respective Sharing Ratios.

     5.2 CORRECTIVE ALLOCATIONS. Notwithstanding Section 5.1 and commencing at the start of the Wind-Up Period, allocations of income (including gross income, if necessary), gain, loss or deduction (or items thereof) shall be made in a reasonable manner to the Venturers, as applicable and to the extent necessary, to realign the Capital Accounts of the Venturers, to the greatest extent possible, so that such accounts will be in accordance with the Sharing Ratios of the Venturers at the time of the liquidation of the Joint Venture.

     5.3  MINIMUM GAIN CHARGEBACK.  Notwithstanding any other provision of this
Article V, if there is a net decrease in Joint Venture minimum gain, as defined in Reg. Section 1.704-2 (b) (2) during any Joint Venture fiscal year, the Venturers shall be allocated items of Joint Venture income and gain in accordance with Reg. Section 1.704-2 (b). This Section 5.3 is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

     5.4 TRANSFER OF INTEREST. All net income, gains, losses, and deductions, (or items thereof) of the Joint Venture allocable to any Interest which may have been transferred during a Taxable Period shall be allocated between the transferor and the transferee based upon that portion of the particular calendar year during which each was recognized as owning such Interest, without regard to the results of Joint Venture operations during particular portions of the calendar year and without regard to whether cash distributions were made to the transferor or transferee during such calendar year. In the event any Interest in the Joint Venture is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

     5.5 SPECIAL ALLOCATION REFLECTING RECEIPT OF DISTRIBUTIVE SHARE INTEREST IN PROFIT OR LOSS IN EXCHANGE FOR SERVICES. Any income realized by the Joint Venture as a result of providing for a transfer of a distributive share interest in Joint Venture profits or losses in exchange for services which is deemed to be recognized for Federal tax purposes before the Sharing Ratio Shift occurs shall be specially allocated to the Joint Venturer receiving such interest. Any income realized by the Joint Venture as a result of providing for a transfer of a distributive share interest in Joint Venture profits or losses in exchange for services which is deemed to be recognized for Federal tax purposes at the time the Sharing Ratio Shift occurs shall be allocated 75% to the Limited Partnership and 25% to the Managing Venturer in accordance with the Sharing Ratios. Any deduction or deductions attributable to the transfer of a distributive share interest in profits or losses in exchange for services shall be allocated in the same manner as the income provided for herein.

                                  ARTICLE VI

                   CURRENT DISTRIBUTIONS AND RELATED MATTERS

     6.1 CASH DISTRIBUTIONS. During the term of the Venture and prior to a Sharing Ratio Shift, the Managing Venturer may only make cash distributions. Additionally, cash distributions may only be made from and to the extent of cash proceeds received from Non-Operating Interests and interest received by the Joint Venture and not from proceeds received from the sale or exchange of Non-Operating Interests. The above provisions shall only apply during the Term of this Agreement, and not during the Wind Up Period. The Joint Venture shall distribute to the Venturers, not less than quarterly, one-hundred percent of the amount equal to revenues received from Non-Operating Interests and interest received by the Joint Venture on its bank deposits, less a) a proportionate share of the semi-annual management fee payable to the Managing Venturer applicable during the period for which distributions were made and b) amounts expended by the Venture during the period for which distributions were made for items covered by the budget submitted by the Managing Venturer and approved by the Limited Partnership pursuant to paragraph 7.6 (m), but only within the limits authorized by the budget. A proportionate share of the semi annual management fee shall be one sixth of the semi annual fee for each month covered by the period for which distributions were made. Notwithstanding the foregoing, and regardless of expenses, fees or disbursements of the Joint Venture, the Joint Venture must distribute for the period in question (which shall be not less than quarterly) not less than 75% of the gross amount of revenues received from Non-Operating Interests. Thus, if for a particular quarter, revenues received from Non-Operating Interests are $20,000 and permitted expenses and management fees are $7,000, the Venture would be required to distribute 75% of $20,000, or $15,000 for the quarter involved.

     6.2 DISTRIBUTION OF NON-OPERATING INTERESTS AND PROCEEDS OR CONSIDERATION RECEIVED ON THE SALE OR EXCHANGE OF SUCH INTERESTS PRIOR TO A SHARING RATIO SHIFT. Prior to a Sharing Ratio Switch, the managing venturers may not distribute Non-Operating Interests or proceeds or other consideration received on the sale of such interests. This provision shall only apply during the Term of the Venture and not during the Wind Up period.

     6.3 PROPERTY DISTRIBUTIONS. Notwithstanding the foregoing, the Managing Venturer may, during the term of the Venture but not before the time that the Joint Venture shall own Non-Operating Interests on at least four different commercially producing wells, notify the Limited Partnership that it wishes the Joint Venture to put up for sale all of the Joint Venture's Non-Operating Interests. In such event, the Managing Venturer shall solicit and use its best efforts to obtain bids for all of the Joint Venture's Non-Operating Interests from third parties, subject to the condition that any party submitting a bid must bid on 100% of the Non-Operating Interests owned by the Joint Venture on a Prospect and tender with his bid a certified check for the amount of the bid. The Managing Venturer shall notify the Limited Partnership of bids when and as they are received. Either Venturer (including the Managing Venturer) may bid on the same terms, provided that in such event the bidding Venturer shall notify the other Venturer of its bid(s), and shall tender with its bid a certified check covering the amount of its bid, except that the Limited Partnership, if it submits a bid, shall only be required to tender a check for the amount of its bid less a sum equal to the difference between 111.3% of its Capital Contribution to the Venture, and cash amounts previously distributed to it. Each Venturer may counter bids made by the other or by third parties, and shall be accorded at least 7 days after a bid for this purpose. At the conclusion of the bidding, the Limited Partnership (if its bid was not the high bid) shall have ten days from receipt of notice of the amount of the high bid for each property and of the identity of the high bidder to advise the Managing Venturer which, if any, of the bid on Non-Operating Interests shall be retained by the Joint Venture and distributed to the Venturers in kind, valued at the high bid as submitted by the highest bidder, in which event said Non-Operating Interests selected by the Limited Partnership, valued at the high bid, shall immediately be distributed in accordance with the Sharing Ratio of the parties. Otherwise, provided that the Joint Venture received bids on (and the Limited Partnership had the right to take in kind) Non-Operating Interests on at least four different commercially producing wells, the Non-Operating Interests which the Limited Partnership did not elect to take in kind shall be sold for cash to the high bidder, and the proceeds distributed. No Venturer shall be entitled to demand and receive property other than cash and Non-Operating Interests in return for its Capital Contributions to the Joint Venture.

     6.4 PRO RATA DISTRIBUTIONS. All distributions, whether of cash, or otherwise shall be made pro rata among the Venturers in accordance with their Sharing Ratios.

                                 ARTICLE VII.

                  RIGHTS, POWERS AND DUTIES OF THE VENTURERS

     7.1 GENERAL. The parties hereto hereby designate Edge Joint Venture II as the Managing Venturer of the Joint Venture, and Edge Joint Venture II accepts such appointment. All matters to be performed by the Managing Venturer shall be performable by it in its reasonable discretion, subject to its duty of loyalty, unless otherwise expressly stated.

     7.2 AUTHORITY AND DUTIES OF THE MANAGING VENTURER. The Managing Venturer shall, at the Joint Venture's expense subject to the provisions of paragraph 7.6, conduct, direct and exercise full control over all activities of the Joint Venture and its assets. Except as otherwise expressly provided herein, or otherwise in this Agreement, all management powers over the business and affairs of the Joint Venture shall be vested in the Managing Venturer. Without limiting the generality of the foregoing, the Managing Venturer shall, subject to the limitations set forth herein, perform the duties set forth below:

          (a) provide all general day-to-day management functions for the Joint Venture, and without limiting the generality of the foregoing, (i) maintain the books and records of the Joint Venture and pay or cause to be paid all lawful debts of the Joint Venture, (ii) provide all accounting and billing functions, and (iii) expend all Joint Venture funds necessary to proper operations of the Joint Venture;

          (b) designate the bank or banks at which accounts shall be opened and maintained, the signatories on such bank accounts and the removal and replacement of such signatories;

          (c) deposit Joint Venture funds which, from time to time, are not required, in the opinion of the Managing Venturer, for the operation of the Joint Venture in the Joint Venture bank account, in interest-bearing accounts, certificates of deposit, or invest such funds in securities issued or guaranteed as to principal and interest by the United States or by a person or entity controlled or supervised by and acting as an instrumentality of the government of the United States which have maturities of less than one year from the date of investment or similar securities, including, but not limited to, bank repurchase agreements, so long as such bank repurchase agreements are for such securities or short-term tax-exempt securities and are fully collateralized and secured;

          (d) manage the Non-Operating Interests in oil and gas properties purchased by the Joint Venture;

       (e) subject to paragraph 7.6 hereof, determine the terms and conditions of sale of any and all Non-Operating Interests or other assets of the Joint Venture, and enter into other agreements for the sale of Non-Operating Interests and other assets of the Joint Venture.

       (f) subject to paragraph 7.6 hereof, execute for and on behalf of the Joint Venture any and all instruments of conveyance, assignment or other agreements purchasing or selling Non-Operating Interests, if any, of the Joint Venture.

       (g) purchase insurance, and extend such insurance to cover the Venturers, and any of their Affiliates, at the Joint Venture's expense to protect the Joint Venture's properties, assets and business against loss, including liability to third parties arising out of Joint Venture activities in such amounts and in such kinds as the Managing Venturer shall determine;

       (h) take all reasonable action that may be necessary or appropriate for the continuation of the Joint Venture's valid existence as a partnership and for the acquisition and holding in accordance with the provisions of this Agreement and applicable laws and regulations, of the Joint Venture's assets;

       (i) use its best efforts to cause the Joint Venture to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name, statute or similar law in any state in which the Joint Venture then owns property or transacts business, if such formation, reformation, qualification or registration is necessary in order to permit the Joint Venture lawfully to own property or transact business in such state;

       (j) from time to time, prepare and file all certificates (or amendments thereto) and other similar documents that are required by law to be filed and recorded for any reason, in the office or offices that are required under the laws of the State of Texas or any state in which the Joint Venture is then qualified. The Managing Venturer shall do all other acts and things (including making publications or periodic filings of this Agreement or any certificates of the Joint Venture or amendments thereto or other similar documents) that may now or hereafter be required, or deemed by the Managing Venturer to be necessary, (i) for the perfection and continued maintenance of the Joint Venture as a partnership under the laws of each state in which the Joint Venture is then qualified and (ii) to cause such certificates or other documents to reflect accurately the agreement of the Venturers, the identity of the Venturers and the amounts of their respective Capital Contributions; and

          (k) purchase Non-Operating Interests in oil and gas properties, hold such interests for investment, sell such interests and determine and negotiate the terms upon which the Joint Venture will purchase and sell such interests.

     7.3 RELIANCE BY THIRD PARTIES. Any Person dealing with the Joint Venture or the Managing Venturer may rely upon a certificate signed by the Managing Venturer, as to:

          (a)  the identity of the Managing Venturer or any other Venturer;

          (b) the existence or nonexistence of any fact or facts that constitute conditions to acts by the Managing Venturer or in any other manner germane to the affairs of the Joint Venture;

          (c) the persons who are authorized to execute and deliver any instrument or document of the Joint Venture; or

          (d) any act or failure to act by the Joint Venture or as to any other matter whatsoever involving the Joint Venture or any Venturer.

     7.4 MANAGEMENT PERSONNEL. Subject to paragraph 7.6 below, the Managing Venturer may cause the Joint Venture to hire personnel to administer and implement the business of the Joint Venture. The Managing Venturer shall also employ itself and make available to the Joint Venture such of its personnel as are reasonably necessary for the Managing Venturer to fulfill its duties hereunder. In recognition of the fact that the Managing Venturer's personnel provided to the Joint Venture under this Agreement may perform services from time to time for itself or for others, this Agreement shall not prevent the Managing Venturer from performing such services for itself or for others or restrict the Managing Venturer from so using the personnel provided to the Joint Venture under this Agreement.

     7.5 ABSENCE OF AUTHORITY OF MANAGING VENTURER TO ACT AS NOMINEE. It is expressly contemplated that the business of the Joint Venture shall be conducted by the Joint Venture in its name and shall not be conducted by Managing Venturer in its name. Title to all assets and properties, both real and personal, shall be held in the name of the Joint Venture.

     7.6  RESTRICTIONS OF THE AUTHORITY OF THE MANAGING VENTURER.
Notwithstanding any other provision hereof to the contrary, consent and approval of the Limited Partnership shall be required on any of the following matters:

          (a) the creating of any indebtedness, including the amount, terms and conditions of any money borrowed or lent by the Joint Venture;

          (b) the granting of any mortgage or lien on the property of the Joint Venture;

          (c) the sale of all or substantially all of the assets of the Joint Venture, or the sale of any Non-Operating Interest on a Prospect after a well has been completed on the Prospect:

          (d) the settlement or compromise of all actions, claims and demands or commencement or defense of any litigation by or against the Joint Venture (or either Venturer if such action, claim or demand arises out of the ownership or operation of the Joint Venture);

          (e)  the taking of any action in contravention of this Agreement;

          (f) the taking of any action that would make it impossible to carry on the ordinary business of the Joint Venture; or

          (g) the confession of a judgment against the Joint Venture, except in connection with the execution of mortgages and other security instruments;

          (h) prior to the drilling of a well on a Prospect, the expenditure of more than $40,000 in the aggregate in purchasing Royalty Interests or Overriding Royalty Interests on the Prospect, or of more than $500 per Royalty Acre.

          (i) after the drilling of a well on a Prospect, (a) the expenditure of aggregate sums in purchasing Royalty Interests or Overriding Royalty Interests on the Prospect which, when added to expenditures prior to drilling, would cause aggregate expenditures in purchasing such interests on the Prospect to exceed $250,000, or (b) the expenditures of more than $5,000 per Royalty Acre.

          (j) the purchase of any Non-Operating Interests other than Royalty Interests and Overriding Royalty Interests.

          (k) the expenditure of more than 50% of the Capital Contribution of the Limited Partnership on the purchase of Non-Operating Interests on Prospects other than those previously sold by the Edge Group Venture II.

          (l) the purchase of Non-Operating Interests from any person or entity who is or was employed by or affiliated with Edge Petroleum Corporation or Edge Joint Venture II.

         (m) expend any sums for any matter, expense or purpose other than the purchase of particular Non-Operating Interests (which shall include amounts paid to Landmen and brokers in connection with the purchase of a particular Non-Operating Interest), unless the expense was provided for in a budget submitted by the Managing Venturer to the Limited Partnership and approved by the Limited Partnership. The Managing Venturers shall submit its first budget on or before November 30, 1994, and, thereafter, on or before November 30, of each subsequent year.

     7.7 AUTHORITY, RIGHTS AND DUTIES OF THE LIMITED PARTNERSHIP. In addition to the rights set forth in other sections of this Agreement, the Limited Partnership shall have the rights and authority as set forth below:

          The Limited Partnership shall have regular meetings with the Managing Venturer at the offices of the Managing Venturer in Houston, Texas, no less frequently than quarterly, wherein regular reports about the business and affairs of the Joint Venture shall be discussed. In addition to the foregoing, at such meetings the financial affairs and commitments of the Joint Venture shall be discussed, and the Limited Partnership shall have the right to demand the attendance by the Controller and President of the Managing Venturer, and any other officers of the Managing Venturer which the Limited Partnership shall designate. The Limited Partnership shall have the right to have in attendance at such meetings any reasonable number of representatives and agents which it desires, at its own expense. The Managing Venturer shall have the right to request as a condition that any Person attending such meetings execute reasonable agreements, agreeing to keep confidential all information disclosed at such meetings. The Limited Partnership shall have the right to request reports and other similar documentation be prepared for examination and use by the Limited Partnership, provided the Managing Venturer can prepare such without undue expense or disruption of its affairs.

     7.8  COMPENSATION AND REIMBURSEMENT OF MANAGING VENTURER.

          (a) DIRECT EXPENSES. The Managing Venturer shall be reimbursed for all sums, if any which it pays or advances on behalf of the Joint Venture: (i) as consideration for the purchase by the Joint Venture of Non-Operating Interests, (ii) to independent brokers in connection with the purchase of or curing title to a particular Non-Operating Interest, (iii) to or on account of clerical employees of the Managing Venturer who perform services in connection with the acquisition by the Venture of particular Non-Operating Interests, (iv) to independent accountants who perform billing and accounting functions for the Joint Venture, (v) office supplies and copying, and (vi) the filing fees entailed in qualifying the Essex Royalty Joint Venture to do business in any state.

          (b) OTHER SPECIFIC BUDGETED ITEMS. The Managing Venturer shall be reimbursed for sums which it expends as rent on office space used exclusively by the Joint Venture and for clerical and secretarial employees which perform services in connection with the operation or management of the Non-Operating Interests. Additionally, in the event and so long as the Joint Venture does not employ a full time employee to manage the affairs of the Venture, the Managing Venturer shall be reimbursed for a substantially proportionate share of the compensation of a single officer or employee of Edge Petroleum Corporation or Edge Joint Venture II who devotes more than 50% of his or her time to the affairs of the Joint Venture. Reimbursement provided under this subparagraph shall only be within the limits authorized by the budget submitted by the Managing Venturer and approved by the Limited Partnership pursuant to paragraph 7.6 (m) above.

          (c) MANAGEMENT FEE. During the term of the Joint Venture and prior to the earliest to occur of a Sharing Ratio Shift or the date upon which the Joint Venture shall have expended its capital, the Joint Venture shall pay to the Managing Venturer (to be allocated to Edge Petroleum Corporation), $30,000 as a semi-annual management fee.

     7.9 COMPENSATION AND REIMBURSEMENT OF ROYALTY. The Limited Partnership shall receive no compensation for performing its services hereunder.

     7.10 OUTSIDE ACTIVITIES. The Venturers and any director, officer, partner or employee of the Venturers or any Affiliate thereof may have business interests and engage in business activities in addition to those relating to the Joint Venture, may engage in any such other businesses and activities, for their own account and for the account of others, and may own interests in properties, businesses and activities without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Joint Venture or the other Venturer. No provision hereof shall be deemed to prohibit any such Person from conducting such other businesses and activities. Neither the Joint Venture nor any of the Venturers shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any other business ventures of any such Person.

     The foregoing notwithstanding, during the Term, no Venturer shall directly or indirectly engage in a business involving the purchase and sale of Non-Operating Interests in oil and gas properties within the area specified in Article III (except on behalf of the Joint Venture).

     7.11 JOINT VENTURE FUNDS. The funds of the Joint Venture shall be deposited in such account or accounts in the name of the Joint Venture as are designated by the Managing Venturer. The Joint Venture's funds shall be completely segregated from other funds of the Managing Venturer. All withdrawals from or charges against such accounts shall be made by the Managing Venturer or its officers or agents. Funds of the Joint Venture may be invested as determined by the Managing Venturer, except in connection with acts prohibited by this Agreement.

     7.12  OTHER MATTERS CONCERNING MANAGING VENTURER.

           (a) The Managing Venture may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or parties.

          (b) Any Venturer shall be entitled to consult with legal counsel accountants, appraiser, management consultants, investment bankers and other consultants and advisers selected by it in connection with the ordinary and proper conduct of the business of the Joint Venture, and shall not be liable or responsible in damages or otherwise to the Joint Venture or any Venturer for failing to exercise due care with respect to any act or omission taken in good faith in reliance on and in accord with such advice. This shall not relieve any Venturer from any other liability or basis of liability with respect to such act or omission.

                                 ARTICLE VIII.

              TRANSFERABILITY OF VENTURER'S PARTNERSHIP INTEREST

     Except to the extent of an assignment of revenues made subject to the limitations set forth below in this Article, the Venturers agree that they will not sell, assign, transfer, pledge or encumber all or any part of their Partnership Interest (including the revenues arising from such interest) without the prior written consent of the other. All Venturers may, without consent, pledge rights in up to one-half of the revenues arising from their Partnership Interest, but only if the pledgee agrees prior to such pledge that upon a foreclosure of the Partnership Interest, the other Venturers shall have a right of first refusal to purchase the

Partnership Interest to be sold on the same bona fide terms and conditions as offered by a purchaser on a pro rata basis.

                                  ARTICLE IX.

                              INCOME TAX MATTERS

     9.1 PREPARATION OF TAX RETURNS. The Managing Venturer shall arrange at the expense of the Joint Venture for the preparation and timely filing of all returns of Joint Venture income and expense necessary for income tax purposes and will cause copies of such returns or all pertinent information contained therein to be furnished to the Venturers within ninety (90) days of the close of the fiscal year.

     9.2 ORGANIZATIONAL EXPENSES. The Joint Venture shall elect to deduct expenses incurred in organizing the Joint Venture ratably over a sixty (60) month period as provided in Section 709 of the Code.

     9.3 TAXATION AS A PARTNERSHIP. No election shall be made by the Joint Venture, or any Venturer, to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code, or from any similar provisions of any state tax laws.

     9.4 TAX MATTERS PARTNER. The Managing Venturer shall be the "Tax Matters Partner" (as defined in the Code) for the Joint Venture.

                                  ARTICLE X.

                 ACCOUNTING PROCEDURE; REPORTS AND INFORMATION

    10.1 FISCAL YEAR. The fiscal year of the Joint Venture shall be the calendar year, unless otherwise determined by the Managing Venturer.

    10.2 FINANCIAL RECORDS. The financial books and records of the Joint Venture shall be kept, and tax returns shall be prepared, on the accrual basis of accounting in accordance with generally accepted accounting principles. The Joint Venture's books and records shall be maintained at the Joint Venture's principal place of business and shall be available for inspection and copying by each Venturer or its representative (at such Venturer's own expense) at all reasonable times.

    10.3 FINANCIAL REPORTS. Within one hundred twenty (120) days following the end of each fiscal year of the Joint Venture, the Managing Venturer shall deliver or cause to be delivered to each

Venturer an annual report, including a statement of the Joint Venture's accounts for and as at the end of such fiscal year (containing a balance sheet and statement of income) prepared on the accrual basis of accounting, all of which shall be prepared by independent certified public accountants (although certification is not required) at the cost of the Joint Venture.

     10.4 TAX REPORTS. Within ninety (90) days following the end of each fiscal year of the Joint Venture, the Managing Venturer shall furnish to the Venturers a statement setting forth all information relating to the Joint Venture's operations for such fiscal year as is reasonably required by the Venturers for the completion of their respective federal, state and other income tax returns.

                                  ARTICLE XI.

                   DISSOLUTION, LIQUIDATION AND TERMINATION

     11.1 EVENTS CAUSING DISSOLUTION. The Joint Venture shall be dissolved upon the happening of any of the following events:

     (a)   the expiration of its Term as provided in Section 1.5;

     (b)   unanimous agreement of the Venturers; or

     (c) the Incapacity of any Venturer, unless the other Venturer elects to continue the Venture.

     Additionally, in the event the Edge Joint Venture II is terminated prior to April 11, 1996, either party shall have the right and option at its sole election to dissolve the Joint Venture within sixty (60) days after written notice that Edge Joint Venture II was terminated.

     11.2 LIQUIDATING AGENT. Upon the dissolution of the Joint Venture, the Managing Venturer (or in the event the dissolution is caused by the Incapacity of the Managing Venturer, such Person as the Limited Partnership shall designate (including itself) shall act as liquidating agent (the "Liquidating Agent") and immediately proceed to wind up and terminate the business and affairs of the Joint Venture. During the Wind Up Period, no new Non-Operating Interests of any sort may be acquired by the Joint Venture with Joint Venture funds. Upon dissolution of the Joint Venture, a proper accounting shall be made of the Joint Venture's assets and liabilities and obligations from the date of the last previous accounting to the date of such dissolution and the Joint Venture's business and affairs shall be liquidated in an orderly manner in no event to exceed six (6) months (such period being called the "Wind-Up Period") and such sales of properties of the Joint Venture as may be required for such purposes shall be made by the Liquidating Agent as more fully hereafter set forth.

     11.3 TERMINATING DISTRIBUTIONS AND MATTERS. (a) Provided that a Sharing Ratio Shift shall have occurred prior to the Termination of the Joint Venture, the cash and other assets of the Joint Venture shall be distributed in kind 75% to the Limited Partnership and 25% to the Managing Venturer. If a Sharing Ratio Shift shall not have occurred prior to Termination of the Joint Venture, than immediately upon the commencement of the Wind-Up Period, the Liquidating Agent shall solicit and use its best efforts to obtain bids for all of the Joint Venture's Non-Operating Interests and other assets, if any, from third parties, subject to the condition that any party submitting a bid must tender with his bid a certified check for the amount of the bid. The Liquidating Agent shall notify the Limited Partnership of bids when and as they are received. Either Venturer (including the Liquidating Agent) may bid on the same terms, provided that in such event the bidding Venturer shall notify the other Venturer of its bids(s), and shall tender with its bid a certified check covering the amount of its bid, except that the Limited Partnership, if it submits a bid, shall only be required to tender a check for the amount of its bid less a sum equal to the difference between 111.3% of its Capital Contribution to the Venture, and cash amounts previously distributed to it. Each Venturer may counter bids made by the other or by third parties, and shall be accorded at least 7 days after a bid for this purpose. At the conclusion of the bidding, the Limited Partnership (if its bid was not the high bid) shall have ten days from receipt of notice of the amount of the high bid for each property and of the identity of the high bidder to advise the Liquidating Agent which, if any, of the bid on Non-Operating Interests shall be retained by the Joint Venture and distributed to the Venturers in kind, valued at the high bid as submitted by the highest bidder, in which event said Non-Operating Interests selected by the Limited Partnership, valued at the high bid, shall immediately be distributed in accordance with the Sharing Ratio of the parties. Otherwise, the Non-Operating Interests which the Limited Partnership did not elect to take in kind shall be sold for cash to the high bidder, and the proceeds distributed. No Venturer shall be entitled to demand and receive property other than cash and Non-Operating Interests in return for its Capital Contributions to the Joint Venture.

          (b) In the liquidation of the Joint Venture, payments shall first be made of all expenses of liquidation (including, without limitation, any legal and accounting expenses incurred in connection therewith) and all debts of the Joint Venture, first, to third-party creditors and, after payment of all third-party creditors, then to any Venturer who shall properly be a creditor of the Joint Venture or adequate provision shall be made for the payment thereof. Thereafter the cash of the Joint Venture shall be distributed to the Venturers and thereafter Non-Operating Interests shall be distributed. Non-Operating Interests may not be distributed until the Venture shall have completed the distribution of cash which is on hand on the Termination date or which the Joint Venture receives during the Wind-Up Period. Subject to the provisions of subparagraph (d), it is the intent of the parties that Non-Operating Interests not be distributed until the end of the Wind-Up Period and the distribution of all other assets.

          (c) Any property of the Joint Venture distributed in kind in liquidation shall be treated as if the property were sold for its fair market value and any deemed gain or loss shall be credited to the Venturers in accord with this Agreement.

          (d) The foregoing provisions which limits the distribution of Non-Operating Interests during the Wind-Up period shall not apply if a Sharing Ratio Switch shall have occurred during the Term of the Venture, or if a Sharing Ratio Switch occurs during the Wind-Up period as a result of distributions.

     11.4 ALLOCATION OF LIQUIDATING DISTRIBUTIONS BETWEEN THE VENTURERS. The Venturers anticipate and expect that the Capital Accounts of the Venturers at the time liquidating distributions are to be made will be in the same ratio as the Sharing Ratios. If this should be the case, the making of such liquidating distributions in accordance with the Sharing Ratios will accomplish the same economic result as making the liquidating distributions in accordance with the Capital Accounts of the Venturers. If the Capital Accounts (after being adjusted for the corrective allocations pursuant to Section 5.3, the revaluation of Joint Venture property pursuant to Section 4.3 (c), and as otherwise provided by this Agreement) at such time are not in the same ratio as the Sharing Ratios at the time liquidating distributions are to be made, then, immediately prior thereto, the Capital Accounts of the Venturers shall be adjusted in the manner and to the extent necessary so that the Capital Accounts will be in the same ratio as the Sharing Ratios at the time liquidating distributions are made.

     11.5 INDEMNIFICATION OF THE LIQUIDATING AGENT. The Liquidating Agent (or any officer, director, shareholder, partner or employee thereof) shall be indemnified and held harmless by the Joint Venture on the same terms and conditions as set forth in Article XIII hereof. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other provisions hereof, and rights, remedies and recourse to which the Liquidating Agent (or any officer, director, shareholder, partner or employee thereof) shall be entitled in law or at equity.

     11.6 CERTAIN POWERS AND RIGHTS OF THE LIQUIDATING AGENT. The Liquidating Agent shall have all the powers conferred upon the

Managing Venturer under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidating Agent to carry out the duties and functions of the Liquidating Agent hereunder. The Liquidating Agent shall be entitled to receive such compensation for its services as shall be reasonably agreed upon by the Venturers, provided that should the Liquidating Agent be the Managing Venturer, no additional compensation shall be paid for performing the matters set forth in Section 11.3, except as therein stated. The Liquidating Agent may resign at any time upon the giving of fifteen (15) days prior Notification to the Venturers and may be removed at any time, but only on a showing of cause, by either Venturer. Upon the Incapacity, removal or resignation of the Liquating Agent, a successor and substitute Liquidating Agent (who shall have and succeed to all the rights, powers and duties of the original Liquidating Agent) shall, within thirty (30) days thereafter, be designated by the Limited Partnership.

     11.7 COMPLETE DISTRIBUTION. Distribution of the Joint Venture properties to the Venturers in accordance with the provisions of this Article XI shall constitute a complete return to the Venturers of their respective Capital Contributions. If such distributions are insufficient to return to any Venturer the full amount of its Capital Contribution, it shall have no recourse against the Joint Venture or any other Venturer.

                                 ARTICLE XII.

                            AMENDMENTS AND CONSENTS

     12.1 AMENDMENTS. This Agreement may be amended only with the written Consent of all of the Venturers.

     12.2 METHOD OF GIVING CONSENT. Any consent require by this Agreement may be given by a written consent given by the consenting Venturer at or prior to the doing of the act or thing for which the consent is solicited, unless otherwise indicated herein.

                                 ARTICLE XIII.

                         INDEMNIFICATION AND LIABILITY

     13.1 INDEMNIFICATION. All Venturers shall be indemnified by the Joint Venture under the following circumstances and in the manner and to the extent indicated:

           (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, judicial, administrative or otherwise ("Action"), to which any Venturer


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

     was or is a party, or is threatened to be made a party, by reason of the fact that it is or was the Managing Venturer or a Venturer in the Joint Venture, involving an alleged cause of action for liability or damages arising out of the ordinary and proper conduct of the business i) of the Joint Venture, ii) of the Joint Venture, and another business in which the Joint Venture had an economic interest provided that the conduct of such other business was permitted by this Agreement or iii) the conduct of a business in which the Joint Venture had an economic interest, provided that such other business was permitted by this Agreement, the Joint Venture shall indemnify to the extent provided by Subparagraph (b) the Venturer against all expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Venturer in connection with such Action. The parties agree, without limitation otherwise, on the meaning of the term "proper" that the negligence of a Venturer shall not constitute improper conduct of the business of the Joint Venture, nor a breach of trust or fiduciary duty. Hence the parties intend that this indemnity shall apply notwithstanding the negligence of a Venturer. The provisions of this subsection (a) shall not apply to litigation covered by subsection (e).

          (b) Where the matter arises out of the conduct of the business of the Joint Venture and another business in which the Joint Venture had an economic interest or another business in which the Joint Venture had an economic interest, the indemnity shall be proportionate to the extent of the Joint Venture's economic interest in the business activity giving rise to the litigation.

          (c) The Joint Venture shall pay or reimburse, in advance of the final disposition of any Action, reasonable expenses incurred by the Venturer who was, is, or is threatened to be made a named party in an Action, who shall be entitled to indemnification under subsection (a), after:

          (i) the Joint Venture receives a written affirmation by the Venturer of the good faith belief that it has met the standards for indemnification under subsection (a) and a written undertaking by or on behalf of the Venturer to repay the amount paid or reimbursed if it is ultimately determined that the Venturer has not met those requirements; and

         (ii) a determination, made by independent legal counsel (i.e. without any prior professional or business relations with the Venturers or principals of the Venturers) in a written opinion, that it appears to those making the determination that, based upon the facts then known to such persons, without any independent investigation, evidence exists to support the position that the Venturer is entitled to indemnification under subsection (a) hereunder (it being agreed that the law firm authoring such opinion shall be disclosed to the other Venturer 10 days before any funds are paid under this subsection).

          (d) The written undertaking required by subsection (c) (i) must be an unlimited general obligation of the Venturer, and shall be accepted without reference to financial ability to make repayment.

          (e) In any Action in which the Joint Venture sues any of the Venturers or in which one Venturer sued any other Venturer or the Joint Venture for any reason whatsoever arising out of or connected to this Agreement, the party losing the litigation shall bear the fees and expenses of the party which prevails in the litigation.

          (f) With respect to any Action covered by 14.1 (e) herein, the Joint Venture shall pay or reimburse in advance of the final disposition of such Action, the reasonable expense incurred by any Venturer who was, is or is threatened to be made a party in such Action after:

          (i) the Joint Venture receives a written affirmation by the Venturer of the good faith belief that it will prevail in the litigation and written undertaking by or on behalf of the Venturer to repay the amount paid or reimbursed if it is not successful in the litigation, secured by a pledge by the Venturer as set forth in paragraph below; and

         (ii) a determination, made by independent legal counsel in a written opinion, that it appears to those making the determination that, based upon the facts then known to such persons, without any independent investigation, evidence exists to support the position of the Venturer seeking such advance (it being agreed that the law firm authoring such opinion shall be disclosed to the other Venturer 10 days before any funds are paid under this subsection).

          (g) The written undertaking required by subsection (f) (i) must be an unlimited general obligation of the Venturer and shall be accepted without reference to financial ability to make repayment.

          (h) Any Venturer receiving payment or reimbursement of legal fees prior to disposition of any Action either under Subparagraph (c) or (f), shall be required as a condition to receiving such payment or reimbursement to pledge one half of the revenue interest attributable to its partnership interest held by such Venturer free and clear of all liens and encumbrances, to secure its obligation to repay the advance, if it is determined that it was not entitled to indemnification or it does not prevail in the litigation, as the case may be.

          (i) Notwithstanding any other provision of this Article to the contrary, the Joint Venture shall pay or reimburse expenses incurred by any Venturer in connection with it or its employees' or agents' appearance as a witness or other participation in an Action involving or affecting the Joint Venture at a time when the Venturer is not a named defendant or respondent in the Action.

          (j) The Joint Venture may indemnify and advance expenses to an employee or agent of any Venturer to the same extent that it may indemnify and advance expenses to the Venturer under this Article, to the extent determined by the Venture and in the case of the President, any Vice-President, Controller, General Counsel, and any special consultants of either Venturer, such indemnity and rights hereunder shall be mandatory.

          (k) Notwithstanding any provision in this Article to the contrary, if any or all of the indemnification provisions contained herein shall be found invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and in such event this Agreement shall be deemed written as if such provision or provisions had never been contained herein. Regardless of any invalidity, illegality, or unenforceability of any provision or provisions contained in this Article, the parties to this Agreement intend that the Venturers (and its employees or agents) shall be and hereby are indemnified to the greatest extent allowable under applicable law in the matters identified in subsections (a) through (f) above.

          (l) The provisions of this indemnity shall be in addition to and not in lieu of any other rights of indemnity which may exist under Texas law, as it may exist from time to time.

     13.2 INDEMNITY LIMITATIONS. The Joint Ventures' obligation to indemnify any Venturer shall be limited to the assets of the Joint Venture and shall be without recourse to the Venturers.

     13.3 LIMITATIONS ON LIABILITY. No Venturer shall have any liability to the Joint Venture or to the other Venturers for its negligent conduct, and the negligence of a Venturer shall not be deemed a breach by a Venturer of its fiduciary obligations to the Joint Venture, or the other Venturer. THIS PROVISION SHALL NOT RELIEVE A VENTURER FROM ANY OTHER LIABILITY OR BASIS FOR LIABILITY.

     13.4 PROCEDURE FOR INDEMNIFICATION. Each Venturer (the "Indemnified Venturer") agrees to give the other (the "Other Venturers") prompt written notice of the filing or commencement of any Action against a Venturer which may give rise to a request for indemnification hereunder, and each party will cooperate with the other in determining the validity of any such claim or assertion. Upon any request for indemnity by any Venturer pursuant to subsection 14.1 (a) hereof, the Indemnified Venturer shall select counsel with respect to the claim, loss liability which is the subject of indemnification subject to the reasonable approval of the other Venturer. The Other Venturers shall have the right to participate in or monitor the defense of any such third-party suits, claims or proceedings, (but shall not have the right to invade, or otherwise take any action to alter, modify, or destroy the attorney client relationship). All Venturers and the Joint Venture shall cooperate with respect to any defense, compromise or settlement. The Indemnified Venturer will not compromise or settle any such action, suit or proceeding without the consent of the Other Venturers, except that in any Action, if the Indemnified Venturer advises that it wishes to accept a settlement offer, then in any subsequent litigation between the Indemnified Venturer on the one hand, and the Joint Venture or the Other Venturers on the other hand, arising out of such Action which the Indemnified Venturer wished to settle, the extent of the Indemnified Venturer's liability, if any, is the amount which the Indemnified Venturer was willing to accept in settlement. Additionally, the Venture shall indemnify the Other Venturers for all of the expenses, costs and fees incurred as a result of the Indemnified Venturer's notice hereunder or claim for indemnity, including without limitation expenses, costs, and fees incurred in participation in the selection of counsel or participation or monitoring the defense of the action.

     13.5 CONTRIBUTION OF NET PROCEEDS FROM ANY CLAIM. If any Venturer asserts any claim against any third party including any one or more of its employees with respect to a claim arising for which such Venturer received indemnification or payment of legal fees or expenses under this Article, such Venturer shall contribute the net proceeds of any recovery on the claim (after deducting legal fees and expenses) to the Venture to be shared by the Venturers in accord with their Profit Sharing Ratios. No Venturer shall be under an obligation to assert any such claim.

     13.6 REIMBURSEMENT. In any action arising pursuant to subsection (e) in which the Joint Venture pays or reimburses in advance of the final disposition of the action the reasonable expense incurred by one Venturer, the Joint Venture shall be obligated to pay or reimburse and shall pay or reimburse in advance of final disposition of the action the reasonable legal fees of the Other Venturers arising out of or in connection with the indemnified claim or action provided such Venturer shall furnish the affirmations set forth in subsection (f) (i) to obtain such reimbursement, and shall be required to pledge its revenue interests as set forth above in subsection (h).

     13.7 THIRD PARTY BENEFICIARIES. This section shall not be deemed to create rights or remedies in third parties except to the extent expressly provided for herein.

                                 ARTICLE XIV.

                     EFFECTIVE DATE AND GENERAL PROVISIONS

     14.1 EFFECTIVE DATE. This Agreement shall be effective as of the date both parties have executed this Agreement which date shall be the date set forth below.

     14.2 SCOPE. This Agreement constitutes the entire understanding of the Venturers with respect to the Joint Venture.

     14.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Venturers, their heirs, executors, administrators, legal representatives, successors and assigns.

     14.4 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

     14.5 WAIVER OF RIGHTS TO PARTITION. Each Venturer hereby irrevocably waives during the term of the Joint Venture any right that it may have to maintain any action for partition with respect to any Joint Venture property.

     14.6 VIOLATION. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     14.7 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or the remainder hereof.

     14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the safe effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     14.9 APPLICABLE LAWS. This Agreement shall be enforced in accordance with the applicable laws of the State of Texas.

    14.10 LIABILITY. Subject to the provisions of this agreement, all risks, liabilities and expenses with respect to the operations, business and assets of the Joint Venture shall be bourn by the Venturers in accordance with their respective Sharing Ratios.

    14.11 NOTICES. All notices ("Notices") or other communications required or permitted to be given pursuant to this Agreement, unless otherwise expressly provided herein, shall be in writing and shall be considered as properly given, in the case of notices or communications required or permitted to be given to any Venturer, if personally delivered or if mailed by United States first-class mail, postage prepaid, or if sent by prepaid telegram or telecopy and addressed or transmitted to the Venturer at the address or telecopy number as they appear below. Any Notice or other communication shall be deemed to have been given as of the date on which it is personally delivered, or, if mailed on the third business day after the day on which it is deposited in the United States mails, or if telecopied, on the date transmitted, or if by telegraph, on the date of actual receipt, in each case in compliance with the terms of this Section 15.10. Notices shall be addressed as follows:


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

          (a) If to Essex Royalty Joint Venture II:

     Essex Royalty Joint Venture II                with a copy to:
     1111 Bagby, Suite 2100
     Houston, Texas  77002
     Attention:   John E. Calaway
     Telephone:   (713) 654-8960
     Telecopier:  (713) 654-7722


          (b) If to the Essex Royalty Limited Partnership II:

     Essex Royalty Limited Partnership II         with a copy to:
     One Landmark Square, Suite 611
     Stamford, Connecticut  06901                  J. Michael Gottesman
     Attention:   Mr. John Sfondrini               477 Madison Avenue
     Telephone:   (203) 358-9502                   New York, New York  10022
     Telecopier:  (203) 324-0996                   Telephone:   (212) 308-2320
                                                   Telecopier:  (212) 888-7306


          (c) If to Edge Joint Venture II:

     Edge Joint Venture II                         with a copy to:
     1111 Bagby, Suite 2100
     Houston, Texas  77002
     Attention:   John E. Calaway
     Telephone:   (713) 654-8960
     Telecopier:  (713) 654-7722


WITNESS THE EXECUTION HEREOF effective the 10th day of May, 1994.


                                       ESSEX ROYALTY LIMITED PARTNERSHIP II

                                       By:  NAPAMCO, LTD., General Partner

                                       By: /s/ John Sfondrini
                                          _________________________________
                                          John Sfondrini, President

EDGE JOINT VENTURE II

By:  Edge Petroleum Corporation, Managing Venturer

By: /s/ John E. Calaway
   ________________________________
   John E. Calaway, President

                                  EXHIBIT "A"

     I.  Sharing Ratios Before Sharing Ratio Shift

         (a)  Edge Joint Venture II                     0%
         (b)  Essex Royalty Limited Partnership II      100%

    II.  Sharing Ratios After Sharing Ratio Shift

         (a)  Edge Joint Venture II                     25%*
         (b)  Essex Royalty Limited Partnership II      75%

     * to be allocated 50% to Edge Petroleum Corporation and 50% to Edge Group II Limited Partnership, Gulfedge Limited Partnership and Edge Group Partnership in accordance with their respective sharing ratio interests in Edge Joint Venture II. These distributions will be allocated directly to each Venturer outside of the Edge Joint Venture II. These distributions will not apply or count towards a Sharing Ratio Shift in the Edge Joint Venture II.

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